                                                                EXHIBIT 99.1


                                   EXX INC
                                  SUITE 689
                           1350 EAST FLAMINGO ROAD
                             LAS VEGAS, NV 89119


            EXX INC TO CHANGE AND STRENGTHEN MANAGEMENT OF NEWCOR
                                 SUBSIDIARY


LAS VEGAS, NV. AUGUST 22, 2005 - EXX INC (AMEX:EXX-A AND EXX-B) ANNOUNCED TODAY THAT EFFECTIVE SEPTEMBER 1, 2005, JAMES J. CONNOR THE PRESIDENT AND CO-CHIEF EXECUTIVE OFFICER OF EXX'S WHOLLY OWNED SUBSIDIARY NEWCOR, INC. HAS TENDERED HIS RESIGNATION IN ORDER TO PURSUE A NEW, NON-COMPETITIVE OPPORTUNITY WITHIN THE AUTOMOTIVE INDUSTRY.

THE BOARD OF DIRECTORS WILL UTILIZE THIS OPPORTUNITY TO STRENGTHEN ITS CORPORATE MANAGEMENT TEAM. NEWCOR IS CURRENTLY IN THE PROCESS OF RETAINING AN EXECUTIVE SEARCH FIRM TO AID IN FINDING AN OUTSTANDING CANDIDATE TO REPLACE MR. CONNOR AND LEAD THE DEVELOPMENT AND IMPLEMENTATION OF NEWCOR'S GROWTH-ORIENTED STRATEGY.

MR. CONNOR IS CONTINUING HIS CAREER IN THE AUTOMOTIVE INDUSTRY AS A PRINCIPAL IN A LOCAL CONSULTING FIRM. HE HAS BEEN PRESIDENT OF NEWCOR DURING THE DIFFICULT RESTRUCTURING PERIOD. HIS PARTICULAR BACKGROUND AND EXPERTISE WERE VALUABLE TO THE COMPANY DURING THE PAST SEVERAL YEARS. WE THANK HIM FOR HIS EFFORTS AND WISH HIM SUCCESS IN HIS FUTURE ENDEAVORS.

THE ABOVE INFORMATION CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH ARE COVERED UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LEGISLATION REFORM ACT OF 1995 WITH RESPECT TO THE COMPANY'S FUTURE FINANCIAL PERFORMANCE. ALTHOUGH EXX INC BELIEVES THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, IT CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE REALIZED. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS WHICH MAY CAUSE EXX INC'S ACTUAL RESULTS AND CORPORATE DEVELOPMENTS TO DIFFER MATERIALLY FROM THOSE EXPECTED. FACTORS THAT COULD CAUSE RESULTS AND DEVELOPMENTS TO DIFFER MATERIALLY FROM EXX INC'S EXPECTATIONS INCLUDE, WITHOUT LIMITATION, CHANGES IN MANUFACTURING AND SHIPMENT SCHEDULES, NEW PRODUCT AND TECHNOLOGY DEVELOPMENTS, COMPETITION WITHIN EACH BUSINESS SEGMENT, CYCLICALITY OF THE MARKETS FOR THE PRODUCTS OF A MAJOR SEGMENT, LITIGATION, SIGNIFICANT COST VARIANCES, THE EFFECTS OF ACQUISITIONS AND DIVESTITURES, AND OTHER RISKS.